Exhibit 23





            Consent of Independent Registered Public Accounting Firm




The Board of Directors
CenturyTel, Inc.:


We consent to incorporation by reference in the Registration Statements (No. 333-91361 and No. 333-84276) on Form S-3, the Registration Statements (No. 33-46562, No. 33-60061, No. 333-37148, No. 333-60806, No. 333-64992, No.
333-65004, No. 333-89060, No. 333-105090, and No. 333-109181) on Form S-8, and
the Registration Statements (No. 33-48956 and No. 333-17015) on Form S-4 of CenturyTel, Inc. of our reports dated March 14, 2005, with respect to the consolidated balance sheets of CenturyTel, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, comprehensive income, cash flows, and stockholders' equity for each of the years in the three-year period ended December 31, 2004, and related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004 which reports appear in the December 31, 2004 annual report on Form 10-K of CenturyTel, Inc. Our report on the consolidated financial statements refers to a change in method of accounting for goodwill and other intangible assets in 2002.



/s/ KPMG LLP


March 14, 2005